Exhibit 4.29

Supplemental Equity Transfer and VIE Termination Agreement

This Supplemental Equity Transfer and VIE Termination Agreement (referred to as “The Agreement”), as a supplemental agreement to the Equity Transfer and VIE Termination Agreement dated November 22, 2019, is signed by the following parties on January 18, 2020:

Party A:	Feng Hui Ding Xin (Beijing) Financial Consulting Co., Limited (referred to as “WFOE”), a limited liability company established and existing under the laws of the People’s Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is Pingfang, Building 1 South, Ditanbeili East, Dongcheng District, Beijing

Party B:	Urumqi Fengxunhui Consulting Management Co., Ltd.(referred to as “Fenghui Direct Lending”), a limited liability company established and existing under the laws of the People’s Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is 11th Floor, No. 437, Weixing Road, Urumqi Economic and Technological Development Zone, Xinjiang

Party C:	Li Jingping, [Chinese citizen], ID card number: XXXXXXXXXXXXXXXXX

Xinjiang Ruide Lighting Co., Ltd., a limited liability company established and existing under the laws of the People’s Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is Room 10, 6th Floor, Building 2, No. 499 Weixing Road, Urumqi Economic and Technological Development Zone, Xinjiang

Xinjiang Shenghe Dairy Co., Ltd., a limited liability company established and existing under the laws of the People’s Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is No. 23 Yinquan Street, Industrial Park, Toutunhe District, Urumqi, Xinjiang

Xinjiang Huajun Energy Saving Equipment Co., Ltd., a limited liability company established and existing under the laws of the People’s Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is No.11 Xinhua South Road, Tianshan District, Urumqi, Xinjiang

Yang Zhisan, [Chinese citizen], ID card number: XXXXXXXXXXXXXXXXX

Chen Hong, [Chinese citizen], ID card number: XXXXXXXXXXXXXXXXX

Xinjiang Xinrui Hongcheng Trading Company, a limited liability company established and existing under the laws of the People’s Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is Room 2105, Xinhongxin Building, No. 38 Renmin Road, Tianshan District, Urumqi, Xinjiang

Xinjiang Nuoerde Equity Investment Limited Partnership, A limited partnership established and existing under the laws of the People’s Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is 108 Huangshan Street, Urumqi Economic and Technological Development Zone

Xinjiang Yongji Trading Company, a limited liability company established and existing under the laws of the People’s Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is Office 2, Building 9, QinJun Phase 2, No. 513 Weixing Road, Urumqi Economic and Technological Development Zone

Xinjiang Shuangcheng Equity Investment Co., Ltd., a limited liability company established and existing under the laws of the People’s Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is Room 39, 4th Floor, No. 21, Xiamen Road, Urumqi Economic and Technological Development Zone, Xinjiang

Xinjiang Puyuan Logistics Co., Ltd., a limited liability company established and existing under the laws of the People’s Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is No.1111 Wucai South Road, Industrial District, Wujiaqu City, Xinjiang

Zhang Jianfeng, [Chinese citizen], ID card number: XXXXXXXXXXXXXXXXX

Ma Shiyao, [Chinese citizen], ID card number: XXXXXXXXXXXXXXXXX

Guo Xiaoyan, [Chinese citizen], ID card number: XXXXXXXXXXXXXXXXX

Liu Yuanqing, [Chinese citizen], ID card number: XXXXXXXXXXXXXXXXX

Party D:	Zhejiang Zhongfeng Investment Management Co., Ltd. (referred to as “transferee”), a limited liability company established and existing under the laws of the People’s Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address isJianggan District, Hangzhou City, Zhejiang Province

The above subject individually as “Party”, collectively referred to as “parties”; Party B collectively referred to as “transferer”.

Whereas,

(1) Party A, Party B, Party D and Li Jingping, Xinjiang Shenghe Dairy Co., Ltd.,Xinjiang Huajun Energy Saving Equipment Co., Ltd., Chen Hong, Xinjiang Nuoerde Equity Investment Limited Partnership, Xinjiang Shuangcheng Equity Investment Co., Ltd., Zhang Jianfeng, Guo Xiaoyan, Liu Yuanqing and Yang Zhisan of Party C (together with Party A, Party B, and Party D are referred to as the “subject to the original agreement”) signed the Equity Transfer and VIE Termination Agreement (hereinafter referred to as the “original agreement”) on November 22, 2019. It is agreed that Party C will transfer all the equity of Fenghui Direct Lending to Party D, Party D agreed to purchase all the equity of Fenghui Direct Lending held by Party C (referred to as “this equity transfer”); At the same time, the parties agree to terminate the VIE Agreement and all rights and obligations in the VIE Agreement; and

(2) The parties intend to revise the payment of the transfer price agreed under the original agreement and the termination of the vie agreement.

Whereas, in order to further promote the equity transfer and clarify the rights and obligations of each party, the parties have reached the following supplementary agreement:

1. Definition

Unless otherwise agreed in this supplementary agreement, the words used in this supplementary agreement but not defined shall have the meanings agreed in the original agreement.

2. Confirmation of the validity of the original agreement

2.1 Each party hereby confirms that if it is the subject of the original agreement, the original agreement constitutes a legally binding document from the date of signing the original agreement, and it shall perform its obligations and assume responsibilities according to the original agreement, and also enjoy the relevant rights under the original agreement

2.2 Each party hereby confirms that, if it is not the signing subject of the original agreement, it will join the original agreement from the date of signing this supplementary agreement, and perform the obligations and responsibilities agreed in the original agreement, and also enjoy the rights agreed in the original agreement.

3. Equity transfer

3.1. The parties agree that article 1.2 of the original agreement shall be replaced by the following articles from the date of signing this supplementary agreement:

The parties agree that Party D shall pay the transfer price to Party A in full according to the following agreement.

1.2.1 Party D shall pay the transfer price of RMB 3.5 million (hereinafter referred to as “the first transfer price”) to the bank account designated by Party A in written form within 45 days after the signing of this agreement.

1.2.2 Party D shall pay the transfer price of 3 million yuan (referred to as “the second transfer price”) to the bank account designated by Party A in written form within 30 days after the completion of industrial and commercial procedures for the cancellation of all the subject equity (100% equity of Party B).

1.2.3 Party D shall pay the remaining 3.5 million yuan transfer price (referred to as “the third transfer price”) to the bank account designated by Party A in written form within 30 days from the date when more than 50% of the subject equity (more than 50% of the equity of Party B) is transferred to Party D or its designated third party and the industrial and commercial registration formalities are completed.

1.2.4 For the avoidance of objection, Party A hereby designates the following bank account as the bank account to collect the transfer price:

Account name: Feng Hui Ding Xin (Beijing) Financial Consulting Co., Limited

Account number: XXXXXXXXXXXXXXXXX

Bank of Account: Bank of Beijing Hepingli Sub-branch

3.2 The parties agree that Article 1.3 of the original agreement has been replaced with the following terms since the date of signing of this supplementary agreement:

Party B and Party C shall cooperate with the cancellation of the equity pledge established by Party C under the equity pledge agreement after the signing of this agreement and before or at the same time as the industrial and commercial change registration procedures for this equity transfer, and go through the industrial and commercial change registration procedures for releasing the pledge.

3.3 The parties agree that Article 1.4 of the original agreement has been replaced with the following terms since the date of signing of this supplementary agreement:

Each party shall cooperate to complete the industrial and commercial change registration procedures of this equity transfer as soon as possible after the signing of this Agreement and handling the industrial and commercial change registration procedures of releasing the pledge on the target equity, and register the target equity in the name of Party D or the third party designated by Party D. Party D becomes a shareholder of Party B from the date of the transfer of the subject equity to its name or the name of a third party designated by it and the completion of the industrial and commercial registration of change, and enjoys the rights and obligations of shareholders.

3.4 The parties agree that Annex 1 B of the original agreement shall be deleted from the date of signing this supplementary agreement.

3.5 The parties agree that article 1.5 of the original agreement shall be replaced by the following articles from the date of signing this supplementary agreement:

The parties agree that Party B shall, within 30 days after the signing of this agreement, deliver all Party B’s seals (including but not limited to the official seal, financial seal, contract seal), ukey and files related to Party B’s finance, business, administration, historical data and other aspects to Party D.

4. Termination of rights and obligations in VIE Agreement

4.1 The parties agree that Article 2.1 of the original agreement shall be replaced by the following articles as of the date of signing this supplementary agreement:

Party A, Party B and Party C agree to terminate all rights and obligations in the vie agreement, and agree that all rights and obligations in the vie agreement shall be terminated at the earlier of the following agreed time: (1) when this agreement is signed by all parties, or (2) when Party A has sent a written notice of termination to other parties in accordance with the vie agreement.

5. Statement and guarantee

5.1 The parties agree that Article 3.2.1 of the original agreement has been replaced with the following terms since the date of signing of this supplementary agreement:

As of the date of transfer of the subject equity to Party D, except under the equity pledge agreement and the information disclosed by Party C to Party D, there is no burden of rights on the subject equity, including but not limited to equity pledge, equity rights limitation, etc.

6. Others

Other terms remain unchanged. The parties agree that the other terms of the original agreement shall remain unchanged except for the amendment under this agreement.

6.2. Effective. This agreement shall come into force after it is signed by each party or its authorized representative. From the date when one party signs this agreement, this agreement shall constitute a legally binding document for that party.

6.3. Priority effect. In case of any conflict or inconsistency between this agreement and the original agreement, this agreement shall prevail. Matters not stipulated in this agreement shall be implemented in accordance with the original agreement.

6.4. Number of copies of the agreement. There are 18 copies of this agreement, each party holds one copy, and each copy has the same legal effect.

[No text following]

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party A: Feng Hui Ding Xin (Beijing) Financial Consulting Co., Limited

Legal representative (signature): ___________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party B: Urumqi Fengxunhui Consulting Management Co., Ltd.

Legal representative (signature): _________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Li Jingping (signature): ______________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Xinjiang Ruide Lighting Co., Ltd.

Legal representative (signature): __________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Xinjiang Shenghe Dairy Co., Ltd.

Legal representative (signature): _____________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Xinjiang Huajun Energy Saving Equipment Co., Ltd.

Legal representative (signature): _____________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Yang Zhisan (signature): ________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Chen Hong (signature): ___________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Xinjiang Xinrui Hongcheng Trading Company

Legal representative (signature): ______________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Xinjiang Nuoerde Equity Investment Limited Partnership

Legal representative (signature): __________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Xinjiang Yongji Trading Company

Legal representative (signature): _________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Xinjiang Shuangcheng Equity Investment Co., Ltd.

Legal representative (signature): ____________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Xinjiang Puyuan Logistics Co., Ltd.

Legal representative (signature): ___________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Zhang Jianfeng (signature): _______________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Ma Shiyao (signature): _____________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Guo Xiaoyan (signature): _________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Liu Yuanqing (signature): ______________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party D: Zhejiang Zhongfeng Investment Management Co., Ltd.

Legal representative (signature): ____________________________

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